Exhibit 10.1

NOTE PURCHASE AGREEMENT SILVER BOW MINING CORP.

This Note Purchase Agreement (this “Agreement”) is entered into as of October 2, 2026 (the “Effective Date”), by and between Silver Bow Mining Corp., a British Columbia corporation (the “Company”), and Ocean Partners UK Limited., a United Kingdom corporation (“Investor”).

RECITALS

WHEREAS, the Company desires to obtain financing through the issuance and sale of secured promissory note to fund operating expenses and the advancement of the Company’s Rainbow Block project in Butte, Montana and it’s to be acquired Jefferson County Metallurgical Complex, in Jefferson County, Montana (the “Complex”), including the Montana Tunnels Mine (the “Montana Tunnels Mine”);

WHEREAS, the Investor desires to purchase a secured promissory note from the Company upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I - DEFINITIONS

1.1       Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Aggregate Face Amount” means an aggregate principal face amount of $5,000,000.

“Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in New York, New York or Delaware are authorized or required by law to remain closed.

“Closing” has the meaning described in Article XI.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, security interest, or other similar restriction of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Maturity Date” has the meaning set forth in Section 3.2.

“Montana Goldfields” means Montana Goldfields, Inc.

“MTGF Note” means the secured promissory note for $28.58 million between the Company and Montana Goldfields under the Purchase Agreement.

“Note” means the Secured Promissory Note issued hereunder in the form attached hereto as Exhibit A.

“Person” means any individual, corporation, company, partnership, association, joint venture, trust, unincorporated association, government or governmental authority.

“Purchase Agreement” means the Asset Purchase Agreement, dated August 21, 2026, by and among the Company, Silver Bow Tunnels Corp., Montana Goldfields and Montana Tunnels Mining, Inc. for the purchase of the Complex and the Montana Tunnels Mine.

“Regulation D” means Regulation D under the Securities Act.

“Securities” means the Note.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement dated October 2, 2026, by and between the Company and the Investor in the form attached hereto as Exhibit B.

“Transaction Documents” means this Agreement, the Note, the Security Agreement and any and all other agreements that will be entered into by the parties at the Closing in connection with the transactions contemplated by this Agreement.

“United States” means the “United States” as defined in Regulation S under the Securities Act;

“U.S. Investor” means an Investor that means any Investor that (i) is a person in the United States or that is a U.S. Person; (ii) is purchasing for the account or benefit of a U.S. Person or person in the United States, (iii) receives or received an offer of the securities of the Company while in the United States; or (iv) is in the United States at the time such purchaser’s buy order was made or this Subscription Agreement was executed or delivered, excluding, however, any discretionary account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

“U.S. Person” means a “U.S. person” as defined in Regulation S under the Securities Act.

ARTICLE II - PURCHASE AND SALE OF NOTES

2.1       Purchase and Sale. Subject to the terms and conditions of this Agreement, at the applicable Closing, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Note having the Aggregate Face Amount for payment of the Purchase Price pursuant to Section 2.2 hereof.

2.2       Purchase Price. The purchase price for the Note shall be funded through the Investor paying to the Company (or its designated creditors directly) $5,000,000.00 in cash at Closing (the “Purchase Price”).

ARTICLE III - TERMS OF THE NOTES

3.1       Form of Notes. The Notes shall be substantially in the form attached hereto as Exhibit A and incorporated herein by reference.

3.2       Maturity. The Note shall mature on March 31, 2027 (the “Maturity Date”).

3.3       Interest. The Note shall bear an interest at the 12-month Secured Overnight Financing Rate as provided by the CME Group plus 6.75% per annum (the “Interest Rate”), payable monthly in arrears on the first Business Day of each month starting November 1, 2026 (the “Interest”). In the case that an Event of Default has occurred and is ongoing, the Note shall bear interest at a rate equal to the Interest Rate plus an additional 6% per annum (the “Default Interest Rate”).

3.4       Security. The Notes shall be secured by a first-priority senior security interest in the MTGF Note pursuant to the Security Agreement and the assignment of Company’s rights under the MTGF Note (the “Collateral”) and such other security agreements, instruments and documents as may be necessary to create, perfect and maintain such security interest in the MTGF Note (collectively, the “Security Documents”).

ARTICLE IV – PAYMENT

4.1       Prepayment. The Note may be prepaid by the Company, in whole or in part, at any time prior to the Maturity Date, upon 10 Business Days written notice to the Investor and payment of an early repayment penalty equal to 1% of the amount of the Note being prepaid, payable at the time of the prepayment of the Note (“Prepayment Penalty”).

4.2       Final Payment. The Note shall not amortize but will either (i) be netted against the tranche A draw (the “Tranche A Draw”) under the concentrate prepayment facility (the “Facility”) to be entered into between the Company and the Investor concurrently with the final closing (the “Final Closing”) of the Complex under the Purchase Agreement, in which case the Aggregate Amount of the Note and any accrued and unpaid Interest will be credited towards the payment due and payable by the Investor in connection with the Tranche A Draw under the Facility and the Note will be deemed paid in full and cancelled or (ii), if the Final Closing does not occur prior to the Maturity Date, be paid in one lump sum payment of the Aggregate Face Amount and any accrued and unpaid Interests at the Maturity Date.

4.3       Acceleration Upon Change of Control. In the event of any merger, acquisition or other transaction resulting in a Change of Control (as defined in the Note) in which the Company is not the surviving entity, the Investor may elect to require the Aggregate Face Amount of the Note, together with any Interest thereon and other amounts then due and payable thereunder, to become immediately due and payable in cash upon the closing of such Change of Control.

ARTICLE V - USE OF PROCEEDS

5.1       Use of Proceeds. The Company shall use the proceeds from the sale of the Note solely for the advancement of the Rainbow Block and, when acquired, the Complex, including the Montana Tunnels Mine.

ARTICLE VI - REPRESENTATIONS AND WARRANTIES

6.1       Company Representations. The Company hereby represents and warrants to each Investor that:

(a)       Organization and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)       Authorization. The execution, delivery, and performance of this Agreement and the issuance of the Note have been duly authorized by all necessary corporate action on the part of the Company.

(c)       Valid Issuance. The Note, when issued in accordance with this Agreement, will be validly issued and free from all liens, claims, and encumbrances.

(d)       No Conflicts. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder will not conflict with or result in a breach of the Company’s certificate of incorporation or bylaws, or any agreement to which the Company is a party.

(e)       Enforceability. Each of the Transaction Documents executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

6.2       Investor Representations. The Investor hereby represents and warrants to the Company that:

(a)       Accredited Investor Status. If the Investor is a U.S. Investor, the Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

(b)       Investment Intent. The Investor is acquiring the Note for investment purposes only and not with a view to distribution thereof. The Investor understands that the Note has not been registered under the Securities Act or the applicable securities laws of any state of the United States, is a “restricted securities” under Rule 144 under the Securities Act, and may not be offered, sold or transferred except in compliance with registration under the Securities Act or an applicable exemption therefrom and in accordance with the applicable securities laws of any state of the United States.

(c)       Sophistication. The Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Note. The Investor is capable of bearing the economic risk of the investment and can afford to hold the Note for an indefinite period and can afford the complete loss of the investment.

(d)       No General Solicitation. The Investor’s decision to invest was not the result of any form of general solicitation or advertising, and the Investor had a pre-existing relationship with the Company or was introduced to this investment opportunity through means that did not constitute general solicitation under the Securities Act.

(e)       Access to Information. The Investor has had access to all information regarding the Company and this investment that the Investor considers necessary or appropriate for making an informed investment decision. The Investor has had the opportunity to ask questions of the Company’s management and has received satisfactory answers to all such questions.

(f)       Independent Investigation. The Investor has conducted its own independent investigation and analysis of the Company and this investment opportunity and has not relied upon any representations or warranties of the Company other than those expressly set forth in this Agreement.

(g)       Legal and Tax Advice. The Investor has been advised to consult, and has consulted to the extent deemed appropriate by such Investor, with the Investor’s own attorney, accountant, and other advisors with respect to legal, tax, and other consequences of this investment.

ARTICLE VII - COVENANTS

7.1       Security Interest. The Company shall, and shall cause each applicable subsidiary to, execute and deliver the Security Agreement and take all actions reasonably necessary to grant, create, perfect, maintain and protect the first-priority senior security interest contemplated thereby, including the execution and filing of any financing statements, deeds of trust, pledge agreements, guaranties and other instruments necessary or appropriate to evidence, perfect or maintain such security interest.

ARTICLE VIII - EVENTS OF DEFAULT

8.1       Events of Default. The following shall constitute “Events of Default” under this Agreement and the Note:

(a)       failure by the Company to pay any amount due under the Note when due and payable if not cured within five (5) Business Days;

(b)       the occurrence of any default under, redemption of or acceleration prior to maturity of any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount of at least $5,000,000;

(c)       the Company or any of its subsidiaries (i) becomes insolvent, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, or (iv) commences any other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts;

(d)       any involuntary bankruptcy, insolvency, reorganization, liquidation or other proceeding for the relief of debtors is commenced against the Company or any of its subsidiaries and such proceeding is not dismissed or discharged within forty-five (45) days after its commencement;

(e)       a court of competent jurisdiction enters any decree, order, judgment or similar document in respect of the Company or any of its subsidiaries granting relief in any voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law;

(f)       a receiver, trustee, custodian, liquidator or similar official is appointed for the Company or any of its subsidiaries or for all or any material portion of its respective assets;

(g)       one or more final judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company or any of its subsidiaries and remain unbonded, undischarged or unstayed for a period of thirty (30) days following the entry thereof;

(h)       failure by the Company or any of its subsidiaries to pay when due any indebtedness or other debt in excess of $5,000,000 owing to any third party, subject to any applicable grace or cure period;

(i)       any representation or warranty made by the Company or any of its subsidiaries in this Agreement, the Note or any other definitive document entered into in connection with the issuance or purchase of the Notes proves to have been materially false or misleading when made;

(j)       failure by the Company or any of its subsidiaries to perform or comply with any material covenant or agreement contained in this Agreement, the Note or any other definitive document entered into in connection with the issuance or purchase of the Note, which failure, if capable of cure, continues for thirty (30) days after written notice thereof to the Company;

(k)       any material damage to, or loss, theft or destruction of, the Collateral or other assets of the Company or any of its subsidiaries that is material to the business of the Company and its subsidiaries, considered as a whole, to the extent such damage, loss, theft or destruction is not reimbursed by insurance;

(l)       any event of default occurs under any other indebtedness of the Company or any of its subsidiaries; or

(m)       the Company dissolves or liquidates, or takes any corporate action to authorize its dissolution or liquidation, other than as expressly permitted under this Agreement.

8.2       Remedies. Upon the occurrence of an Event of Default, the Note will bear interest at the Default Interest Rate and, upon written notice by the Investor to the Company, the Note shall become immediately due and payable.

ARTICLE IX - AMENDMENTS AND WAIVERS

9.1       Amendments to Note. Any amendment to the Transaction Documents shall require the written consent of the Company and the Investor.

ARTICLE X – CONDITIONS TO CLOSING

10.1       Conditions to Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(i)	The Investor shall have paid the Purchase Price at the Closing by wire transfer of immediately available funds.
(ii)	The Investor shall have executed and delivered the Security Documents to the Company.
(iii)	The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

10.2       Conditions to the Investor’s Obligation to Buy. The obligation of the Investor hereunder to purchase its Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	The Company shall have duly executed and delivered to the Investor the Note in the Aggregate Face Amount and the Security Documents.

(ii)	The Company shall have delivered to such Investor a certificate evidencing the formation and good standing of the Company in the Province of British Columbia as of a date within ten (10) days of the Closing Date.
(iii)	The Company shall have delivered to the Investor a certificate executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors in a form reasonably acceptable to the Investor authorizing the issuance of the Note and (ii) the notice of articles and articles of the Company, each as in effect at the Closing.
(v)	Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, duly executed by an officer of the Company, dated as of the Closing Date, to the foregoing effect.

ARTICLE XI – CLOSING

The purchase and sale of the Notes shall occur promptly following satisfaction or waiver of the conditions in Article X. Closing shall occur by electronic exchange of signatures to the Transaction Documents.

ARTICLE XII - MISCELLANEOUS

12.1       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England, without regard to its conflict of laws principles.

12.2       Confidentiality. The terms and conditions of this Agreement are confidential and shall not be disclosed except to the parties hereto and their respective legal advisors; provided, however, that the Investor may disclose this Agreement in accordance with applicable law, including, without limitation the requirements of the Securities Act or the Exchange Act or in connection with the filing of any registration statement.

12.3       Legal Fees. Each party shall bear its own legal fees and expenses incurred in connection with the negotiation, preparation, execution and consummation of the transactions contemplated by this Agreement.

12.4       [Reserved]

12.5       Tax Consequences. All tax consequences in connection with the Notes shall be borne by the Investor.

12.6       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.7       Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

12.8       Entire Agreement. This Agreement, together with the Transaction Documents, including the Notes and Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof.

12.9       No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement is intended solely for the benefit of the parties hereto and their respective permitted successors and assigns, and nothing herein, express or implied, shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Silver Bow Mining Corp.

By:	/s/ C. Travis Naugle
	Name:	C. Travis Naugle
	Title:	Chief Executive Officer

Ocean Partners UK Limited

By:	/s/ Neil Poulter
	Name:	Neil Poulter
	Title:	Director